SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                 _____________________________________

                            FORM 8-K

                         CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange
Act of 1934
        Date of Report (Date of earliest event reported): October 18,
 1994

                           CITICORP
          (Exact name of registrant as specified in charter)


Delaware                  1-5738                  13-2614988
(State or other   (Commission File Number)      (IRS Employer
jurisdiction of                                 Identification
incorporation)                                       Number)


            399 Park Avenue, New York, New York       10043
          (Address of principal executive offices)  (Zip Code)

             Registrant's telephone number,
             including area code:  (212)559-1000

                           Not Applicable
  (Former name or former address, if changed since last report)

Item 5.  Other Events

    On October 18, 1994 Citicorp reported net income of $894 million, or $1.67 per common share, a record for any quarter.

    These earnings compared with $528 million, or $0.97 cents per share, in the 1993 third quarter and $877 million, or $1.64 per share, in the 1994 second quarter.

     In the 1994 nine months, net income was $2.3 billion, or $4.33 per share, compared with $1.6 billion, or $3.05 per share, in the same 1993 period.

     John S. Reed, Citicorp Chairman, commented: "The excellent quarterly and nine month results showed the strength of the global franchise and our consumer businesses. Trading revenues were up from the second quarter and back to more normal levels but below last year."

     He added: "Return on common equity was 25% for the nine months and we further strengthened the balance sheet. Total capital now exceeds $25 billion, reserves are over $5 billion and asset quality continues to improve."

     Adjusted revenues in the third quarter, also a record, totaled $4.6 billion, up 8% from the 1994 second quarter and 3% from the same 1993 quarter -- or up 5% and 9%, respectively, excluding trading. (Adjusted revenues exclude credit-related costs, the effect of credit card securitization and capital building transactions.) Trading revenues in the third quarter amounted to $287 million, up from $159 million in the 1994 second quarter but well below the strong 1993 third quarter revenues of $478 million.

     Operating expenses (adjusted to exclude the cost of Other Real Estate Owned) were $2.6 billion, up 6% from the 1994 second quarter and 5% from the same 1993 quarter. Major factors in the increases from the 1993 quarter were continued expansion of businesses in emerging markets, marketing spending in card businesses around the world and continued investments in operational efficiencies.

     Improvement in credit portfolios continued, with a decline in the quarter of commercial cash-basis loans and OREO by $360 million to $4.3 billion. Commercial credit costs were $40 million, compared with $73 million in the 1994 second quarter and $233 million in the 1993 third quarter. Consumer credit costs also decreased in the quarter, totaling $544 million, compared with $585 million in the 1994 second quarter and $665 million in the 1993 third quarter.




     Return on common equity (excluding accounting changes) continued to improve, rising to 26.5% for the quarter and 25.2% for the nine months, compared with 19.2% and 16.9% for the same 1993 periods. Return on total stockholders' equity in the quarter was 22.0%.

     The company continued to strengthen its balance sheet. Total regulatory capital at September 30, 1994 was $25.4 billion, estimated to be 11.7% of risk-adjusted assets, and the Tier 1 capital ratio increased to an estimated 7.3% from 7.1% at the end of the 1994 second quarter. At September 30, 1993, the total capital ratio was 10.7% and the Tier 1 ratio was 6.2%.

     Loan loss reserves were built by $100 million in the quarter to $5.1 billion at September 30, 1994, compared with $4.3 billion at September 30, 1993.

     The effective tax rate for current operations in the first nine months was reduced to 34% from the 37% reported in the first six months of 1994 and from 42% in the first nine months of 1993, reflecting an improved level and mix of earnings in the current year.


CORE BUSINESS RESULTS

Global Consumer

     Net income for the Global Consumer businesses in the third quarter reached a record $477 million, compared with $349 million in the 1993 third quarter and $411 million in the 1994 second quarter. Credit costs in North America continued to improve, particularly in the U.S. credit card business, while revenues in the emerging economies increased 23% over the same 1993 quarter.

     In the first nine months, net income was $1.3 billion, compared with $936 million in the same 1993 period.

     The consumer businesses in North America, Europe and Japan earned $308 million in the quarter, compared with $216 million in the same 1993 quarter and $250 million in the 1994 second quarter. Consumer businesses in the emerging economies earned
$169 million, compared with $133 million in the 1993 third quarter and $161 million in the 1994 second quarter.

     Adjusted revenues of $2.9 billion in the quarter grew 5% from the same 1993 quarter and 4% from the 1994 second quarter. The improvements over the 1993 quarter were due to higher net interest revenue and fees in the emerging economies, with the improvement over the 1994 second quarter reflecting higher net interest revenue in the U.S. credit card business and in emerging economies.


     New pricing strategies for credit cards resulted in managed U.S. receivables of $35 billion at September 30, 1994, up $2.4 billion, or 7%, from September 30, 1993; total accounts of 22 million, up 2.6 million, or 14%, from September 30, 1993; and total charge volumes in the quarter of $18 billion, up $3.5 billion, or 24%, from the same 1993 quarter.

     Operating expenses rose 3% from the 1993 third quarter and 4% from the 1994 second quarter due to spending to grow the U.S.
credit card and emerging economies businesses.

     Total consumer credit costs (adjusted principally for the effect of credit card securitization) declined by $121 million from the 1993 third quarter, due primarily to further improvement in the U.S. credit card portfolio. Consumer cash-basis loans fell to $2.7 billion from $2.8 billion at the end of the 1994 second quarter and $3.0 billion at the end of the 1993 third quarter. OREO declined in the quarter by $407 million to $787 million, primarily reflecting a portfolio sale at approximately book value.


Global Finance

     The Global Finance businesses' net income improved to $433 million in the third quarter, compared with $383 million in the same 1993 quarter and $284 million in the 1994 second quarter.

     The businesses in North America, Europe and Japan earned $181 million in the quarter, compared with $220 million in the same 1993 quarter and $103 million in the 1994 second quarter. Important factors in the results were the return to more normal levels of trading revenues and improvements in credit-related items.

     The businesses in the emerging economies reported net income of $252 million in the third quarter, up from $163 million in the same 1993 quarter and $181 million in the 1994 second quarter. The earnings improvements reflected higher net interest revenues in Latin America from a favorable rate environment during the quarter, with broad-based increases in fee revenues also contributing to the improvement over the 1993 third quarter.

     Global Finance adjusted revenues were $1.5 billion in the third quarter, compared with $1.5 billion also in the same 1993 quarter and $1.2 billion in the 1994 second quarter. Excluding trading revenues, which declined in the quarter from the unusually high levels of 1993, revenues were up 16% from the same 1993 quarter, led by increases in the emerging economies.

     Adjusted operating expenses of $905 million in the third quarter, compared with $816 million in the same 1993 quarter and $823 million in the 1994 second quarter. The increases reflected continued business expansion in the emerging economies, selective investment spending in North America, Europe and Japan and, compared with the 1994 second quarter, higher compensation related to trading activities.

     Credit recoveries and gains from the sale of OREO properties contributed to a positive net credit amount of $60 million in the third quarter, compared with an $88 million charge in the same
1993 period.

     Cash-basis loans of $534 million at September 30, 1994, compared with $581 million at the end of the 1994 second quarter and $1.1 billion a year earlier.


OTHER AREAS

North America Commercial Real Estate

     North America Commercial Real Estate reported continued progress in dealing with its portfolio. Cash-basis loans of $1.3 billion were down from $1.5 billion at the end of the 1994 second quarter and from $2.1 billion at the end of the 1993 third quarter. OREO totaled $1.8 billion at the end of the 1994 third quarter, down from $1.9 billion at the end of the 1994 second quarter and $2.6 billion at September 30, 1993. Total exposure was reduced by approximately $500 million during the quarter, to $11.2 billion, down $3.5 billion from the 1993 third quarter.

     The decreases resulted from various restructurings, sales, write-offs, writedowns and paydowns.

     North America Commercial Real Estate reported a net loss of $86 million in the third quarter and $232 million in the nine months, a reduction from the net losses of $132 million and $519 million in the comparable 1993 periods. The decrease in losses reflected lower credit-related costs.


Cross-Border Refinancing Portfolio

     The cross-border refinancing portfolio reported net income of $45 million in the third quarter and $147 million in the nine months, compared with $26 million and $77 million in the comparable 1993 periods, primarily reflecting higher revenues. Additionally, the 1994 nine month results benefited from a $44 million release of reserves in the first half of the year.

     Cash-basis loans totaled $140 million at September 30, 1994, compared with $165 million at the end of the second quarter and $1.1 billion at September 30, 1993. The reduction in cash-basis loans from a year ago reflected primarily the effects of the Brazil refinancing agreement completed in the second quarter of 1994.

     Following are tables of financial highlights, an analysis of operating margin and pretax earnings, business results and credit indicators, along with financial statements. Further details concerning the financial results will be available in Citicorp's Form 10-Q to be published in November.




Page 6 - Citicorp 1994 Third Quarter


KEY RATIOS & OTHER CONSOLIDATED FINANCIAL DATA

                                Third Quarter    Year-to-Date
                                1994    1993     1994    1993
                               ------  ------   ------  ------

NET INCOME ($M):
 Before Cumulative Effect
  of Accounting Changes.....  $  894  $  528   $2,380  $1,344
 After Cumulative Effect
  of Accounting Changes(A)..  $  894  $  528   $2,324  $1,644


NET INCOME PER COMMON SHARE:

On Common & Common
 Equivalent Shares
 Before Cumulative Effect
  of Accounting Changes.....  $ 1.87  $ 1.06   $ 4.95  $ 2.66
 After Cumulative Effect
  of Accounting Changes(A)..  $ 1.87  $ 1.06   $ 4.82  $ 3.34

Assuming Full Dilution
 Before Cumulative Effect
  of Accounting Changes.....  $ 1.67  $ 0.97   $ 4.44  $ 2.47
 After Cumulative Effect
  of Accounting Changes(A)..  $ 1.67  $ 0.97   $ 4.33  $ 3.05

COMMON STOCKHOLDERS' EQUITY
 PER SHARE(B)...............  $32.43  $25.05

CLOSING STOCK PRICE
 AT QUARTER END.............  $42.50  $38.13

PROFITABILITY RATIOS (Annualized):

Return on Total Assets(C):
 Before Accounting Changes..    1.34%   0.91%    1.23%   0.79%
 After Accounting Changes(A)    1.34%   0.91%    1.21%   0.92%

Return on Common Stockholders'
 Equity(B):
 Before Accounting Changes..    26.5%   19.2%    25.2%   16.9%
 After Accounting Changes(A)    26.5%   19.2%    24.7%   20.3%

Return on Total Stockholders'
 Equity(B):
 Before Accounting Changes..    22.0%   16.3%    20.9%   14.8%
 After Accounting Changes(A)    22.0%   16.3%    20.6%   17.2%

CAPITAL:
 Tier 1 ($B)................  $ 16.0  $ 12.8
 Tier 1 & 2 ($B)(D).........  $ 25.4  $ 22.3

 Tier 1 Ratio(D)............     7.3%    6.2%
 Tier 1 & 2 Ratio(D)........    11.7%   10.7%

 Common Equity as a
   % of Total Assets(B)(C)..     5.0%    4.3%
 Total Equity as a
   % of Total Assets(B)(C)..     6.7%    6.0%

DIVIDENDS DECLARED ($M):
   Common...................  $   59  $    -   $  117  $    -
   Preferred................  $   89  $   78   $  267  $  226

(A) The 1994 results include the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits", as of January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109 "Accounting for Income Taxes", as of January 1, 1993.
(B) The 1994 periods reflect the effect of adopting SFAS No. 115, "Accounting for Certain Investments in Debt and Equity
    Securities", as of January 1, 1994.
(C) The 1994 periods reflect the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to
    Certain Contracts", as of January 1, 1994.
(D) Estimated.


Page 7 - Citicorp 1994 Third Quarter


OPERATING MARGIN
($ Millions)

                            Third Quarter        Year-to-Date
                            1994      1993      1994       1993
                           ------    ------    -------    -------


Total Revenue ..........  $4,325    $4,070    $12,236    $11,923

Effect of Credit Card
 Securitization.........     213       303        745        990
Net Cost to Carry(A)....      30        54         90        209
Capital Building
 Transactions...........       -        (9)      (140)       (59)
                           -----     -----     ------     ------
Adjusted Revenue........  $4,568    $4,418    $12,931    $13,063
                           -----     -----     ------     ------

Total Operating
 Expense................  $2,630    $2,574    $ 7,533    $ 7,594

Net OREO Costs (B)......      (5)      (67)       (14)      (248)
                           -----     -----     ------     ------

Adjusted Operating
 Expense................  $2,625    $2,507    $ 7,519    $ 7,346
                           -----     -----     ------     ------

Operating Margin........  $1,943    $1,911    $ 5,412    $ 5,717

Consumer Credit
 Costs (C)..............     544       665      1,743      2,089
Commercial Credit
 Costs (D)..............      40       233        173        910
                           -----     -----     ------     ------
Operating Margin
 Less Credit Costs......  $1,359    $1,013    $ 3,496    $ 2,718

Add'l Provision:
- -Consumer(E)............      50        63        150        213
- -Commercial(E)..........      50        88        150        264
- -Refinancing Portfolio(F)      -         -        (44)         -

Capital Building
 Transactions...........       -         9        140         59
                           -----     -----     ------     ------
Income Before Taxes and
 Cumulative Effect of
  Accounting Changes....  $1,259    $  871    $ 3,380    $ 2,300
                           =====     =====     ======     ======

(A) Principally the net cost to carry commercial cash-basis loans and Other Real Estate Owned (OREO).
(B) Principally net write-downs, net gains (losses) on sales and direct revenues and expenses related to OREO.
(C) Principally consumer net credit write-offs adjusted for the effect of securitization of credit card receivables.
(D) Includes commercial net credit write-offs, net cost to carry, and net OREO costs.
(E) Represents provision for credit losses above net write-offs.
(F) Effective June 30, 1994, the refinancing portfolio allowance is included in the commercial allowance.


Page 8 - Citicorp 1994 Third Quarter


BUSINESS FOCUS

Net Income (Loss)
($ Millions)

                              Third Quarter      Year-to-Date
                              1994   1993(A)     1994   1993(A)
                             ------  ------     ------  ------


Global Consumer:
 North America, Europe
   and Japan.............   $  308  $  216     $  815  $  534
 Emerging Economies......      169     133        500     402
                             -----   -----      -----   -----

Total Global Consumer....   $  477  $  349     $1,315  $  936
                             -----   -----      -----   -----

Global Finance:
 North America, Europe
   and Japan.............   $  181  $  220     $  376  $  682
 Emerging Economies......      252     163        604     517
                             -----   -----      -----   -----

Total Global Finance.....   $  433  $  383     $  980  $1,199
                             -----   -----      -----   -----

North America Commercial
  Real Estate............   $  (86) $ (132)    $ (232) $ (519)

Cross-Border Refinancing
  Portfolio..............       45      26        147      77

Corporate Items(B).......       25     (98)       170    (349)
                             -----   -----      -----   -----
                            $  894  $  528     $2,380  $1,344
Cumulative Effect of
  Accounting Changes(C)..        -       -        (56)    300
                             -----   -----      -----   -----
Citicorp.................   $  894  $  528     $2,324  $1,644
                             =====   =====      =====   =====

(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes the effects of capital building transactions and the offset created by attributing income taxes to business activities on a local tax basis.
(C) The 1994 results include the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits", as of January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109 "Accounting for Income Taxes", as of January 1, 1993.




Page 9 - Citicorp 1994 Third Quarter


GLOBAL CONSUMER

($ Millions)
                          Third Quarter   %    Year-to-Date   %
                          1994   1993(A) Chg   1994   1993(A)Chg
                         ------  ------  ---  ------  ------ ---


Total Revenue........... $2,645  $2,431    9  $7,619  $7,009   9
                          -----   -----        -----   -----

Total Operating Expense. $1,571  $1,510    4  $4,576  $4,424   3
                          -----   -----        -----   -----
Provision For
 Credit Losses ......... $  365  $  419  (13) $1,104  $1,272 (13)
                          -----   -----        -----   -----
Income Before Taxes..... $  709  $  502   41  $1,939  $1,313  48
Income Taxes............    232     153   52     624     377  66
                          -----   -----        -----   -----
Net Income.............. $  477  $  349   37  $1,315  $  936  40
                          =====   =====        =====   =====


OTHER DATA:

Average Assets ($B).....    107      99    8     104      99   5

Return on Assets........   1.77%   1.40%   -    1.69%   1.26%  -




Adjusted for Credit-
 Related Items:

 Total Revenue(B)
   North America,
    Europe and Japan.... $2,202  $2,200    -  $6,486  $6,439   1
   Emerging Economies...    659     537   23   1,884   1,571  20
                          -----   -----        -----   -----
 Total Global Consumer.. $2,861  $2,737    5  $8,370  $8,010   4
                          -----   -----        -----   -----

 Other Operating
  Expense(C)
   North America,
    Europe and Japan.... $1,187  $1,191    -  $3,491  $3,497   -
   Emerging Economies...    371     316   17   1,047     898  17
                          -----   -----        -----   -----
 Total Global Consumer.. $1,558  $1,507    3  $4,538  $4,395   3
                          -----   -----        -----   -----

 Credit Costs (D)
   North America,
    Europe and Japan.... $  499  $  628  (21) $1,620  $1,976 (18)
   Emerging Economies...     45      37   22     123     113   9
                          -----   -----        -----   -----
 Total Global Consumer.. $  544  $  665  (18) $1,743  $2,089 (17)
                          -----   -----        -----   -----


(A) Reclassified to conform to current quarter's presentation.
(B) Adjusted principally for the effect of credit card securitization.
(C) Excludes net write-downs and net direct expenses related to OREO for certain real estate lending activities.
(D) Principally net credit write-offs adjusted for the effect of credit card securitization. Includes U.S. credit card net credit losses for both held and securitized receivables of $314 million and $1,047 million for 1994 third quarter and year-to-date, respectively, and $416 million and $1,334 million for the comparable periods of 1993.



Page 10 - Citicorp 1994 Third Quarter


GLOBAL FINANCE

($ Millions)
                          Third Quarter   %    Year-to-Date   %
                          1994   1993(A) Chg   1994   1993(A)Chg
                         ------  ------  ---  ------  ------ ---


Total Revenue........... $1,472  $1,467    -  $3,914  $4,455 (12)
                          -----   -----        -----   -----

Total Operating Expense. $  883  $  825    7  $2,462  $2,455   -
                          -----   -----        -----   -----
Provision For
 Credit Losses ......... $  (28) $   91  N/M  $  (41) $  289 N/M
                          -----   -----        -----   -----
Income Before Taxes..... $  617  $  551   12  $1,493  $1,711 (13)
Income Taxes............    184     168   10     513     512   -
                          -----   -----        -----   -----
Net Income.............. $  433  $  383   13  $  980  $1,199 (18)
                          =====   =====        =====   =====


OTHER DATA:

Average Assets ($B)(B)..    144     111   30     139     107  30

Return on Assets........   1.19%   1.37%   -    0.94%   1.50%  -




Adjusted for Credit-
 Related Items:

 Total Revenue(C)
   North America,
    Europe and Japan.... $  819  $  974  (16) $2,213  $2,926 (24)
   Emerging Economies...    656     503   30   1,716   1,576   9
                          -----   -----        -----   -----
 Total Global Finance... $1,475  $1,477    -  $3,929  $4,502 (13)
                          -----   -----        -----   -----

 Other Operating
  Expense(D)
   North America,
    Europe and Japan.... $  605  $  561    8  $1,686  $1,619   4
   Emerging Economies...    300     255   18     839     821   2
                          -----   -----        -----   -----
 Total Global Finance... $  905  $  816   11  $2,525  $2,440   3
                          -----   -----        -----   -----

 Credit Costs (E)
   North America,
    Europe and Japan.... $  (71) $   62  N/M  $ (132) $  154 N/M
   Emerging Economies...     11      26  (58)      6      49 (88)
                          -----   -----        -----   -----
 Total Global Finance... $  (60) $   88  N/M  $ (126) $  203 N/M
                          -----   -----        -----   -----


(A) Reclassified to conform to current quarter's presentation.
(B) The 1994 periods reflect the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to
    Certain Contracts", as of January 1, 1994.
(C) After adding back the net cost to carry cash-basis loans and OREO.
(D) Excludes net write-downs, net gains (losses) on sales and direct revenues and expenses related to OREO.
(E) Includes net write-offs (recoveries), the net cost to carry cash-basis loans and OREO, as well as net write-downs, net gains (losses) on sales and direct revenues and expenses related to OREO.
N/M Not meaningful as percentage exceeds 100%.


Page 11 - Citicorp 1994 Third Quarter


NORTH AMERICA COMMERCIAL REAL ESTATE

($ Millions)
                          Third Quarter  %    Year-to-Date  %
                          1994  1993(A) Chg   1994  1993(A)Chg
                         ------ ------  ---  -----  ------ ---


Total Revenue........... $  10  $    8  25  $   56  $  (29) N/M
                          ----   -----       -----   -----
Total Operating Expense. $  49  $   95 (48) $  144  $  324 (56)
                          ----   -----       -----   -----
Provision For
 Credit Losses.......... $  99  $  115 (14) $  306  $  469 (35)
                          ----   -----       -----   -----
(Loss) Before Taxes..... $(138) $ (202) 32  $ (394) $ (822) 52
Income Taxes............   (52)    (70) 26    (162)   (303) 47
                          ----   -----       -----   -----
Net (Loss).............. $ (86) $ (132) 35  $ (232) $ (519) 55
                          ====   =====       =====   =====



OTHER DATA:

Average Assets ($B).....     8      11 (27)      9      12 (25)


Adjusted for Credit-
Related Items:

  Total Revenue (B).....    34      49 (31)    125     122   2
  Total Operating
   Expense (C)..........    35      40 (13)    105     120 (13)
  Credit Costs (D)......   100     145 (31)    301     708 (57)


(A) Reclassified to conform to current quarter's presentation.
(B) After adding back the net cost to carry cash-basis loans and OREO.
(C) Excludes net write-downs, net gains (losses) on sales and direct revenues and expenses related to OREO.
(D) Includes net write-offs, the net cost to carry cash-basis loans and OREO, as well as net write-downs, net gains
    (losses) on sales and direct revenues and expenses related to OREO.
N/M Not meaningful as percentage exceeds 100%.



Page 12 - Citicorp 1994 Third Quarter


CROSS-BORDER REFINANCING PORTFOLIO

($ Millions)



                           Third Quarter   %    Year-to-Date  %
                           1994   1993(A) Chg   1994  1993(A)Chg
                          ------  ------  ---  ------ ------ ---

Total Revenue ..........  $   55  $   33  67  $  141  $   94  50
                           -----   -----       -----   -----
Total Operating Expense.  $    7  $    7   -  $   19  $   20  (5)
                           -----   -----       -----   -----
Provision For
 Credit Losses..........  $    -  $    -   -  $  (46) $   (1) N/M
                           -----   -----       -----   -----
Income Before Taxes       $   48  $   26  85  $  168  $   75  N/M
Income Taxes............       3       -   -      21      (2) N/M
                           -----   -----       -----   -----
Net Income..............  $   45  $   26  73  $  147  $   77  91
                           =====   =====       =====   =====


OTHER DATA:

Average Assets ($B).....       3       3   -       3       3   -



CORPORATE ITEMS

($ Millions)
                           Third Quarter   %    Year-to-Date  %
                           1994   1993(A) Chg  1994   1993(A)Chg
                          ------  ------  ---  -----  ------ ---

Total Revenue...........  $  143  $  131   9  $  506  $  394  28
                           -----   -----       -----   -----
Total Operating Expense.  $  120  $  137 (12) $  332  $  371 (11)
                           -----   -----       -----   -----
Income (Loss) Before
 Taxes..................  $   23  $   (6) N/M $  174  $   23  N/M
Income Taxes............      (2)     92  N/M      4     372 (99)
                           -----   -----       -----   -----
Net Income (Loss) (B)...  $   25  $  (98) N/M $  170  $ (349) N/M
                           =====   =====       =====   =====


(A) Reclassified to conform to current quarter's presentation.
(B) Corporate Items includes net after-tax gains from capital building transactions of $88 million year-to-date as compared with $33 million year-to-date in 1993.
    Additionally, Corporate Items includes the offset created by attributing income taxes to business activities on a local tax basis. Year-to-date 1994 amounts also reflect a $150 million tax benefit related to a reduction of the deferred tax asset valuation allowance following a reassessment of the expected level and mix of future earnings.
N/M Not meaningful as percentage exceeds 100%.

Page 13 - Citicorp 1994 Third Quarter

ASSET QUALITY
COMMERCIAL CASH-BASIS LOANS AND OREO

($ Millions)
                  3Q     2Q     1Q     4Q     3Q     2Q     1Q
                 1994   1994   1994   1993   1993   1993   1993
                -----  -----  -----  -----  -----  -----  -----


North America
 Comm'l Real
 Estate........ $1,321 $1,495 $1,654 $1,719 $2,138 $2,474 $2,593

Global Finance.    534    581    699    755  1,063  1,346  1,267
                 -----  -----  -----  -----  -----  -----  -----
Comm'l Cash-Basis
 Loans (excl.
 Refinancing).. $1,855 $2,076 $2,353 $2,474 $3,201 $3,820 $3,860

Cross-Border
 Refinancing(A)    140    165    991  1,041  1,068  1,082  1,242
                 -----  -----  -----  -----  -----  -----  -----
Total Comm'l Cash-
 Basis Loans... $1,995 $2,241 $3,344 $3,515 $4,269 $4,902 $5,102

Comm'l OREO....  2,301  2,415  2,598  2,796  3,122  3,479  3,721
                 -----  -----  -----  -----  -----  -----  -----
Total Comm'l
 Cash-Basis
 Loans & OREO.. $4,296 $4,656 $5,942 $6,311 $7,391 $8,381 $8,823
                 =====  =====  =====  =====  =====  =====  =====

ALLOWANCE FOR CREDIT LOSSES
                  3Q     2Q     1Q     4Q     3Q     2Q     1Q
                 1994   1994   1994   1993   1993   1993   1993
                -----  -----  -----  -----  -----  -----  -----
Global Consumer $1,790 $1,711 $1,639 $1,596 $1,550 $1,491 $1,412
Commercial(B)..  3,270  3,201  2,595  2,545  2,482  2,394  2,296
Cross-Border
 Refinancing...      -      -    238    238    228    205    325
                 -----  -----  -----  -----  -----  -----  -----
Total.......... $5,060 $4,912 $4,472 $4,379 $4,260 $4,090 $4,033
                 =====  =====  =====  =====  =====  =====  =====
Reserve for
Global Consumer
Sold Portfolios $  467 $  503 $  538 $  527 $  559 $  557 $  557

ALLOWANCE AS A PERCENTAGE
  OF TOTAL LOANS

Global Consumer   1.97%  2.00%  1.98%  1.89%  1.89%  1.83%  1.75%
Commercial(B)..   5.90%  5.76%  4.88%  4.88%  4.49%  4.35%  4.25%

Total..........   3.46%  3.48%  3.26%  3.15%  3.05%  2.94%  2.92%

ADDITIONAL DATA

Comm'l Allowance
 as % of Comm'l
 Cash-Basis
 Loans (A)(B)..  163.9% 142.8% 110.3% 102.9%  77.5%  62.7%  59.5%

Comm'l Renegotiated
 Loans......... $  524 $  417 $  384 $  708 $  377 $  147 $  136

Consumer OREO.. $  787 $1,194 $1,247 $1,212 $1,283 $1,312 $1,314
Consumer Cash-
 Basis Loans... $2,713 $2,813 $2,904 $2,863 $3,004 $3,102 $3,113


(A) Reflects the transfer of $0.8 billion of Brazil outstandings to Available for Sale Securities in the second quarter of 1994, pursuant to the refinancing agreement completed in that quarter.
(B) Effective second quarter 1994, includes amounts related to the Cross-Border Refinancing portfolio.


Page 14 - Citicorp 1994 Third Quarter


DETAILS OF CREDIT LOSS EXPERIENCE

($ Millions)

                   3Q     2Q     1Q     4Q     3Q     2Q     1Q
                  1994   1994   1994   1993   1993   1993   1993
                 -----  -----  -----  -----  -----  -----  -----

NET WRITE-OFFS
 (RECOVERIES):

Global
 Consumer ......$  315 $  311 $  328 $  351 $  356 $  367 $  336

North America
 Commercial
  Real Estate...    62     63     68     78     49    136    168

Global Finance..   (41)     9    (46)    16     69     36     36
                 -----  -----  -----  -----  -----  -----  -----
Total Commercial
 (excluding
  Refinancing)..$   21 $   72 $   22 $   94 $  118 $  172 $  204
                 -----  -----  -----  -----  -----  -----  -----
Cross-Border
 Refinancing(A).   (19)  (329)   (35)   (10)   (23)   120    (26)
                 -----  -----  -----  -----  -----  -----  -----
Total...........$  317 $   54 $  315 $  435 $  451 $  659 $  514
                 =====  =====  =====  =====  =====  =====  =====



                   3Q     2Q     1Q     4Q     3Q     2Q     1Q
                  1994   1994   1994   1993   1993   1993   1993
                 -----  -----  -----  -----  -----  -----  -----
PROVISION FOR
 CREDIT LOSSES:

Global Consumer.$  365 $  361 $  378 $  414 $  419 $  442 $  411

North America
 Commercial
  Real Estate...    99    101    106    141    115    186    168

Global Finance..   (28)    21    (34)    16     91     87    111
                 -----  -----  -----  -----  -----  -----  -----
Total Commercial
 (excluding
  Refinancing)..$   71 $  122 $   72 $  157 $  206 $  273 $  279
                 -----  -----  -----  -----  -----  -----  -----
Cross-Border
 Refinancing....     -    (11)   (35)     -      -      -     (1)
                 -----  -----  -----  -----  -----  -----  -----
Total...........$  436 $  472 $  415 $  571 $  625 $  715 $  689
                 =====  =====  =====  =====  =====  =====  =====


COMMERCIAL NET OREO
 WRITE-DOWNS(RECOVERIES):

North America
 Commercial
  Real Estate...$   24 $   12 $   36 $   27 $   73 $   65 $   92
Global Finance..    (9)   (25)    (6)   (30)    13     (1)     4
                 -----  -----  -----  -----  -----  -----  -----
Total...........$   15 $  (13)$   30 $   (3)$   86 $   64 $   96
                 =====  =====  =====  =====  =====  =====  =====

(A) Includes a credit recovery of $318 million in the second quarter of 1994 as part of the step-up to market value of instruments received pursuant to the Brazil refinancing agreement completed in that quarter.


Page 15 - Citicorp 1994 Third Quarter


STATEMENT OF OPERATIONS                CITICORP and Subsidiaries
(In Millions of Dollars,
 Except Per Share Amounts)

                         Third Quarter  %     Year-to-Date    %
                          1994   1993  Chg    1994    1993   Chg
                        ------ ------- ---  ------- -------  ---

Interest Revenue....... $5,057 $6,008  (16) $18,411 $17,557    5
Interest Expense.......  2,711  4,025  (33)  11,822  11,874    -
                         -----  -----        ------  ------
Net Interest Revenue... $2,346 $1,983   18  $ 6,589 $ 5,683   16
                         -----  -----        ------  ------
 Fees & Commissions.... $1,280 $1,234    4  $ 3,778 $ 3,700    2
 Trading Account.......    105    233  (55)     129     670  (81)
 Foreign Exchange......    182    245  (26)     388     837  (54)
 Securities Trans......      5     43  (88)     178      91   96
 Other Revenue.........    407    332   23    1,174     942   25
                         -----  -----        ------  ------
Total Fees, Commissions
 and Other Revenue..... $1,979 $2,087   (5) $ 5,647 $ 6,240  (10)
                         -----  -----        ------  ------
TOTAL REVENUE.......... $4,325 $4,070    6  $12,236 $11,923    3
                         -----  -----        ------  ------
PROVISION FOR
 CREDIT LOSSES......... $  436 $  625  (30) $ 1,323 $ 2,029  (35)
                         -----  -----        ------  ------
 Operating Expense:
  Salaries............. $1,050 $  979    7  $ 2,978 $ 2,839    5
  Staff Benefits.......    284    261    9      852     764   12
  Net Premises &
  Equipment Expense....    396    413   (4)   1,156   1,200   (4)
  Other Expense........    900    921   (2)   2,547   2,791   (9)
                         -----  -----        ------  ------
TOTAL OPERATING EXPENSE $2,630 $2,574    2  $ 7,533 $ 7,594   (1)
                         -----  -----        ------  ------
INCOME BEFORE TAXES
 AND CUMULATIVE EFFECT
 OF ACCOUNTING CHANGES. $1,259 $  871   45  $ 3,380 $ 2,300   47
 Income Taxes(A).......    365    343    6    1,000     956    5
                         -----  -----        ------  ------
INCOME BEF. CUMULATIVE
 EFFECT OF ACCTG CHGS.. $  894 $  528   69  $ 2,380 $ 1,344   77

Cumulative Effect of
 Accounting Changes(B).      -      -    -      (56)    300  N/M
                         -----  -----        ------  ------
NET INCOME............. $  894 $  528   69  $ 2,324 $ 1,644   41
                         =====  =====        ======  ======
INCOME APPLICABLE
 TO COMMON STOCK....... $  804 $  446   80  $ 2,060 $ 1,412   46
                         =====  =====        ======  ======

EARNINGS PER SHARE :

On Common & Common Equiv. Shs
 Income Bef. Cumulative
  Effect of Acctg Chgs. $ 1.87 $ 1.06       $  4.95 $  2.66
 Income After Cumulative
  Effect of Acctg Chgs. $ 1.87 $ 1.06       $  4.82 $  3.34

Assuming Full Dilution
 Income Bef. Cumulative
  Effect of Acctg Chgs. $ 1.67 $ 0.97       $  4.44 $  2.47
 Income After Cumulative
  Effect of Acctg Chgs. $ 1.67 $ 0.97       $  4.33 $  3.05

(A) The 1994 year-to-date amount includes a $150 million tax benefit related to a reduction of the deferred tax asset valuation allowance following a reassessment of the expected level and mix of future earnings.
(B) The 1994 results include the cumulative effect of adopting
    SFAS No. 112, "Employers' Accounting for Postemployment
    Benefits", as of January 1, 1994. The 1993 results include the cumulative effect of adopting SFAS No. 109, "Accounting for Income Taxes", as of January 1, 1993.
N/M Not meaningful as percentage exceeds 100%.




Page 16 - Citicorp 1994 Third Quarter

CONSOLIDATED BALANCE SHEET            CITICORP and Subsidiaries
(In Millions of Dollars)

                                     Sept. 30       Dec. 31    %
                                       1994         1993(A)   Chg
                                     --------      --------   ---

ASSETS
Cash and Due from Banks.........     $  5,267      $  4,836    9
Deposits at Interest with Banks.        7,387         6,749    9
Securities(B):
 Held to Maturity...............        5,192         5,637   (8)
 Available for Sale.............       14,927         8,705   71
 Venture Capital................        1,746         1,489   17
Trading Account Assets(C).......       44,360        23,783   87
Federal Funds Sold &
 Securities Purchased
 Under Resale Agreements........        9,282         7,339   26
Loans, Net
 Consumer.......................     $ 90,880      $ 84,354    8
 Commercial(B)..................       55,443        54,613    2
                                      -------       -------
    Total Loans.................     $146,323      $138,967    5
Allowance for Credit Losses.....       (5,060)       (4,379) (16)
                                      -------       -------
    Total Loans, Net............     $141,263      $134,588    5

Customers' Acceptance Liability      $  1,404      $  1,512   (7)
Premises & Equipment, Net.......        3,996         3,842    4
Interest & Fees Receivable......        2,605         2,552    2
Other Assets....................       15,720        15,542    1
                                      -------       -------
Total...........................     $253,149      $216,574   17
                                      =======       =======

LIABILITIES
Non-Int. Deposits (in the U.S.).     $ 12,280      $ 13,442   (9)
Int. Deposits (in the U.S.).....       35,910        38,347   (6)
Non-Int. Deposits (Outside the
 U.S.)..........................        7,699         6,644   16
Int. Deposits(Outside the U.S.).       98,402        86,656   14
                                      -------       -------
    Total Deposits..............     $154,291      $145,089    6

Trading Account Liabilities(C)..       26,269         5,478  N/M
Purchased Funds &
 Other Borrowings...............       22,535        16,777   34
Acceptances Outstanding.........        1,425         1,531   (7)
Accrued Taxes & Other Expenses..        5,653         6,452  (12)
Other Liabilities...............        9,545         9,134    4
Long-Term Debt..................       15,038        16,010   (6)
Subordinated Capital Notes......        1,438         2,150  (33)

STOCKHOLDERS' EQUITY
Preferred Stock
 (Without Par Value)............     $  4,187      $  3,887    8
Common Stock (Par value $1.00)..          419           412    2
Surplus.........................        4,136         3,898    6
Retained Earnings ..............        8,669         6,729   29
Net Unrealized Gains-Securities
 Available for Sale(B)..........          411             -  N/M
Foreign Currency Translation....         (468)         (580)  19
Common Stock in Treasury,
 at Cost........................         (399)         (393)  (2)
                                      -------       -------
    Total Stockholders' Equity..     $ 16,955      $ 13,953   22
                                      -------       -------
Total...........................     $253,149      $216,574   17
                                      =======       =======


(A) Reclassified to conform to current quarter's presentation.
(B) Refer to page 17 for Balance Sheet notes.
(C) Refer to page 17 for Balance Sheet notes.
N/M Not meaningful as percentage exceeds 100%.


Page 17 - Citicorp 1994 Third Quarter


CONSOLIDATED BALANCE SHEET NOTES  (continued)

(B) Balances at September 30, 1994 include the effect of adopting
    Statement of Financial Accounting Standards No. 115,
    "Accounting for Certain Investments in Debt and Equity
    Securities". Statement No. 115, which requires that securities designated as "available for sale" be carried at fair value, with unrealized gains and losses reported in stockholders' equity (net of applicable taxes) was adopted effective January 1, 1994. Pursuant to the adoption of SFAS No. 115, "Brady Bonds" previously included as
    Commercial Loans are classified as Held to Maturity and Available for Sale Securities.


(C) Trading Account Assets and Trading Account Liabilities as of
    September 30, 1994 include approximately $17.5 billion relating to the adoption in 1994 of Financial Accounting
    Standards Board Interpretation No. 39, "Offsetting of Amounts
    Related to Certain Contracts". Interpretation No. 39 requires that unrealized trading gains and losses be reported gross on the balance sheet except where there is a qualifying netting agreement in place. On a pro-forma basis, Trading
    Account Assets and Trading Account Liabilities as of
    December 31, 1993 would have been $36.8 billion and $18.5 billion, respectively, had the new rule been in effect on that date. Amounts presented for Trading Account Assets and Trading Account Liabilities as of December 31, 1993 include the reclassification of $5.7 billion and $3.1 billion, respectively, to provide for consistent presentation of, amounts previously recorded in Other Assets and Other
    Liabilities representing revaluation gains and losses and other balances related to these contracts.


Page 18 - Citicorp 1994 Third Quarter


ADDITIONAL FINANCIAL DATA


($ Millions)

                            3Q      2Q      1Q      4Q      3Q
                           1994    1994    1994    1993    1993
                          ------  ------  ------  ------  ------


NET INTEREST REVENUE(A)

Net Interest Revenue..   $ 2,352 $ 2,170 $ 2,087 $ 2,012 $ 1,986

Net Interest Margin...      4.37%   4.15%   4.01%   3.94%   3.97%


 ADJUSTED TO EXCLUDE
 THE EFFECT OF CREDIT
 CARD SECURITIZATION:

Net Interest Revenue..   $ 2,862 $ 2,710 $ 2,616 $ 2,553 $ 2,567

Net Interest Margin...      4.80%   4.64%   4.52%   4.48%   4.57%





CONSOLIDATED AVERAGE
 BALANCES

                            3Q      2Q      1Q      4Q      3Q
                           1994    1994    1994    1993    1993
                          ------  ------  ------  ------  ------

Loans ($B):
 Consumer.............   $    87 $    84 $    84 $    82 $    81
 Commercial...........        56      55      54      57      57
                          ------  ------  ------  ------  ------
Total Average Loans...   $   143 $   139 $   138 $   139 $   138
                          ======  ======  ======  ======  ======



Total Average
 Assets($B)(B)........   $   265 $   258 $   253 $   233 $   229

Avg. Interest Earning
 Assets($B)...........   $   214 $   210 $   211 $   203 $   199



Common Stockholders'
 Equity ($M)(C).......   $12,023 $11,049 $10,562 $ 9,728 $ 9,215

Preferred Equity ($M).     4,116   3,975   3,887   3,887   3,595
                          ------  ------  ------  ------  ------
Total Average
 Stockholders'
 Equity ($M)(C).......   $16,139 $15,024 $14,449 $13,615 $12,810
                          ======  ======  ======  ======  ======


(A) Taxable Equivalent Basis.
(B) The 1994 periods include the effect of adopting FASB
    Interpretation No. 39, "Offsetting of Amounts Related to Certain Contracts", which is reflected in non-interest earning assets.
(C) The 1994 periods include the effect of adopting SFAS
    No. 115, "Accounting for Certain Investments in Debt and Equity Securities", as of January 1, 1994.



Page 19 - Citicorp 1994 Third Quarter


EARNINGS PER SHARE DATA(A)

(Before Cumulative Effect
 of Accounting Changes)


                            Third Quarter         Year-to-Date
                            1994      1993       1994      1993
                          -------   -------    -------   -------


On Common and Common
 Equivalent Shares:

 Earnings($ Millions)..  $    827  $    469   $  2,186  $  1,182

 Shares (in thousands).   442,361   442,432    441,859   444,970

 Earnings Per Share....  $   1.87  $   1.06   $   4.95  $   2.66



Assuming Full Dilution:

 Earnings($ Millions)..  $    861  $    503   $  2,288  $  1,284

 Shares (in thousands).   515,407   517,040    515,141   520,113

 Earnings Per Share....  $   1.67  $   0.97   $   4.44  $   2.47




COMMON SHARES OUTSTANDING
(In Thousands)

End-Of-Period.........                         393,654   379,124


(A) For earnings per share on common and common equivalent shares, dividends on Conversion Preferred Stock, Series 15
    ($23 million in the third quarter of 1994 and 1993 and $70 million in both year-to-date periods) are added back to income applicable to common stock, and the number of shares issuable on conversion (39 million shares in the third quarter and 41 million shares year-to-date of 1994, 53 million in the third quarter of 1993 and 60 million for the year-to-date 1993) are added back to weighted average shares outstanding. Also added to shares outstanding are other common equivalent shares and, as to the undistributed portion of earnings, book value shares issuable under certain benefit plans. For earnings per share assuming full dilution, dividends on Convertible Preferred Stock, Series 12 and 13
    ($34 million in the third quarter of 1994 and 1993 and $102 million in both year-to-date periods) are also added back to income applicable to common stock, and the shares issuable on conversion (73 million shares) are added to shares outstanding. The number of common equivalent and book value shares are calculated on a fully diluted basis as well.


Page 20 - Citicorp 1994 Third Quarter


OTHER REVENUE DATA


                               Third Quarter      Year-to-Date
                               1994   1993(A)    1994    1993(A)
                              ------  ------    ------   ------

OTHER REVENUE
($ Millions)

Affiliate Earnings......     $   45  $   33    $   162  $  112

Securitized Credit
 Card Receivables.......        251     297        695     798

Net (Losses) from
 Mortgage Pass-Through
 Securitization                 (13)    (20)       (60)   (103)
 Activity...............

Venture Capital Gains...         48       9        152      84

Net Asset Gains.........         32       8        113      62

Foreign Currency
 Translation Gains/              (9)     (3)        (2)    (35)
 (Losses)...............

Other Items.............         53       8        114      24
                             ------  ------    -------  ------
  Total.................     $  407  $  332    $ 1,174  $  942
                             ======  ======    =======  ======


(A) Reclassified to conform to current quarter's presentation.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

    -  Exhibit No. 12(a) Calculation of Ratio of Income to Fixed
Charges
    -  Exhibit No. 12(b) Calculation of Ratio of Income to Fixed
Charges Including Preferred Stock Dividends


                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



CITICORP
(Registrant)


By:/s/ Thomas E. Jones
   --------------------
Thomas E. Jones
Executive Vice President
A Principal Financial Officer

Dated:  October 19, 1994